                         CONSENT OF INDEPENDENT AUDITORS

We  consent  to the  references  to  our  firm  under  the  captions  "Financial
Highlights"  in the Prospectus  and  "Independent  Auditors" in the Statement of
Additional Information and to the incorporation by reference of our report dated
November  2,  2001 on the  financial  statements  and  financial  highlights  of
Security Ultra Fund in the  Post-Effective  Amendment No. 49 to the Registration
Statement  (Form  N-1A) and  related  Prospectus  and  Statement  of  Additional
Information  filed  with  the  Securities  and  Exchange  Commission  under  the
Securities  Act of 1933  (Registration  No.  2-32791)  and under the  Investment
Company Act of 1940 (Registration No. 811-1316).

                                                           /s/ Ernst & Young LLP

Kansas City, Missouri
January 10, 2002